UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 17, 2006

SRKP 7, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51476	20-2903526

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067

(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (310) 203-2902

Item 1.01. Entry into a Material Definitive Agreement

On May 17, 2006, SRKP 7, Inc. (the “Company”) entered into a certain Common Stock Purchase Agreement (the “Agreement”) with TMC Ulster Holdings, Inc. (“TMC”), a privately held company incorporated in New York, pursuant to which TMC purchased 905,000 shares of common stock, par value $.0001 per share (the “Common Stock”), for an aggregate purchase price of $100,000. As a result, TMC owns approximately 25% of the issued and outstanding shares of Common Stock. A copy of the Agreement is attached hereto as Exhibit 10.1.

On May 18, 2006, the Company approved a stock dividend of 11% of the issued and outstanding shares of Common Stock (the “Dividend”) to be issued to all stockholders of record as of May 18, 2006. As a result of the Dividend, the Company will have 4,005,556 shares of Common Stock issued and outstanding. The Dividend will be paid on the earliest practicable date but no later than 60 days from May 18, 2006.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	The following exhibits are filed herewith:

Exhibit 10.1 Common Stock Purchase Agreement dated May 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 8, 2006	SRKP 7, INC.

	By:	/s/ Richard Rappaport
Richard Rappaport, President